                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Fourth Quarter and Full Year 2025 Results

•Fourth quarter revenues totaled $556 million

•Fourth quarter GAAP consolidated loss from continuing operations of $86 million, including expenses related to the pending sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail as well as certain contract adjustments in Harsco Rail

•Adjusted EBITDA in Q4 totaled $70 million

•Full year 2025 revenue totaled $2.2 billion; GAAP consolidated loss from continuing operations was $160 million; and Adjusted EBITDA totaled $275 million

•2026 outlook: Adjusted EBITDA for Harsco Environmental and Harsco Rail ("New Enviri") expected to be modestly below 2025 at guidance mid-point, as improvement in Harsco Environmental to be offset by Harsco Rail

PHILADELPHIA (Feb. 24, 2026) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported fourth quarter and full year 2025 results. Revenues in the fourth quarter of 2025 totaled $556 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations was $86 million. Adjusted EBITDA was $70 million in the fourth quarter of 2025.

On a GAAP basis, the fourth quarter of 2025 diluted loss per share from continuing operations was $1.07, including expenses related to the sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail as well as contract adjustments in Harsco Rail and other unusual items. The adjusted diluted loss per share from continuing operations in the fourth quarter of 2025 was $0.17. These figures compare with a fourth quarter of 2024 GAAP diluted loss per share from continuing operations of $1.03, which included an asset impairment for an underperforming site and anticipated costs to address an environmental matter in Harsco Environmental as well as contract adjustments and a goodwill impairment in Harsco Rail, and an adjusted diluted loss per share from continuing operations of $0.04.

“2025 was a transformative year for Enviri, culminating in solid financial performance in the fourth quarter, ” said Enviri Chairman and CEO Nick Grasberger. “Clean Earth finished another record year, with strong execution across the organization as it delivered on its growth and operational goals. Harsco Environmental realized its highest quarterly earnings of the year in Q4 while continuing to navigate challenges within the global steel industry. In Rail, we’re continuing to take actions to address supply-chain and manufacturing pressures and right-size the organization, while remaining focused on efforts to further manage the segment's ETO exposure.”

“We remain on track to close our $3 billion sale of Clean Earth in mid-2026, which will unlock significant sum-of-the-parts value in the Company when completed. Harsco Environmental and Harsco Rail, together known as New Enviri, are expected to be well-capitalized with an improving cash flow outlook and significant earnings potential following the close of the transaction. While both businesses continue to navigate near-term market pressures, their attractive fundamentals combined with our internal actions to reduce complexity and drive operational excellence are expected to further boost margins for New Enviri and enhance value for shareholders in the coming years.”

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Enviri Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2025	Q4 2024
Revenues	$556	$559
Operating income/(loss) from continuing operations - GAAP	$(33)	$(62)
Income (loss) from continuing operations	$(86)	$(82)
Diluted EPS from continuing operations - GAAP	$(1.07)	$(1.03)
Adjusted EBITDA - non-GAAP	$70	$70
Adjusted EBITDA margin - non-GAAP	12.6%	12.6%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.17)	$(0.04)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Fourth Quarter Operating Results
Consolidated revenues from continuing operations were $556 million, or similar to the prior-year quarter. Clean Earth and Harsco Environmental realized an increase in revenues compared with the fourth quarter of 2024, while revenues for Harsco Rail were lower year-on-year, as anticipated. Foreign currency ("FX") translation positively impacted fourth quarter 2025 revenues by approximately $13 million, compared with the same quarter in 2024.

The Company's GAAP consolidated loss from continuing operations was $86 million for the fourth quarter of 2025, compared with a GAAP consolidated loss of $82 million in the same quarter of 2024. Meanwhile, Adjusted EBITDA totaled $70 million in the fourth quarter of 2025 versus $70 million in the fourth quarter of the prior year. Higher Adjusted EBITDA in Clean Earth and Harsco Environmental was offset by lower contributions from Harsco Rail and higher Corporate costs. The year-over-year change in Corporate costs is largely attributable to stock-based compensation and expenses, much of which was not considered within prior Q4 guidance.

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Enviri Corporation—Selected 2025 Results

($ in millions, except per share amounts)	2025	2024
Revenues	$2,240	$2,343
Operating income (loss) from continuing operations - GAAP	$4	$31
Income (loss) from continuing operations	$(160)	$(120)
Diluted EPS from continuing operations - GAAP	$(2.03)	$(1.57)
Adjusted EBITDA - excluding unusual items	$275	$318
Adjusted EBITDA margin - excluding unusual items	12.3%	13.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$(0.60)	$(0.09)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Full Year 2025 Operating Results
Consolidated revenues were $2.24 billion in 2025, compared to $2.34 billion in 2024. Clean Earth revenues increased for the year while revenues in Harsco Environmental and Harsco Rail were lower year-over-year. The 2025 change in revenues includes the impact of business divestitures during 2024 in Harsco Environmental, which negatively impacted 2025 revenues by approximately $60 million when compared with the prior year.

The Company's GAAP consolidated loss from continuing operations was $160 million in 2025, while the GAAP consolidated loss in 2024 was $120 million. Meanwhile, Adjusted EBITDA totaled $275 million in 2025, compared with $318 million in 2024. In 2025, higher adjusted earnings from Clean Earth were offset by lower contributions from Harsco Environmental and Harsco Rail as well as higher Corporate costs. The increase in Corporate costs for the year is again attributable to stock-based compensation and expenses.

On a GAAP basis, the diluted loss per share in 2025 was $2.03, compared with a diluted loss per share in 2024 of $1.57. These figures include various unusual items in each year. The adjusted diluted loss per share was $0.60 in 2025, compared with an adjusted diluted loss per share of $0.09 in 2024.

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Fourth Quarter Business Review

Harsco Environmental

($ in millions)	Q4 2025	Q4 2024
Revenues	$257	$240
Operating income (loss) - GAAP	$15	$(41)
Adjusted EBITDA - non-GAAP	$48	$41
Adjusted EBITDA margin - non-GAAP	18.7%	17.1%

Harsco Environmental revenues totaled $257 million in the fourth quarter of 2025, an increase of 7.0% percent compared with the prior-year quarter. This revenue increase is primarily attributable to higher services demand including from new contracts and FX translation impacts, partially offset by lower eco-products revenues. The segment's GAAP operating income was $15 million and Adjusted EBITDA totaled $48 million in the fourth quarter of 2025. These figures compare with a GAAP operating loss of $41 million and Adjusted EBITDA of $41 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned factors as well as improvement initiatives and the recovery of certain sales tax expenses in Brazil. As a result, Harsco Environmental's Adjusted EBITDA margin was 18.7% in the fourth quarter of 2025 versus 17.1% in the comparable quarter of 2024.

Clean Earth

($ in millions)	Q4 2025	Q4 2024
Revenues	$244	$241
Operating income (loss) - GAAP	$19	$21
Adjusted EBITDA - non-GAAP	$38	$36
Adjusted EBITDA margin - non-GAAP	15.6%	15.1%

Clean Earth revenues totaled $244 million in the fourth quarter of 2025, a 1% increase over the prior-year quarter primarily as a result of higher services pricing and higher volumes within its hazardous materials business. The segment's GAAP operating income was $19 million and Adjusted EBITDA was $38 million in the fourth quarter of 2025. These figures compare with GAAP operating income of $21 million and Adjusted EBITDA of $36 million in the prior-year period. The year-on-year improvement in adjusted earnings is attributable to the above-mentioned factors, partially offset by lower soil-dredge business contributions and higher incentive compensation. As a result, Clean Earth's Adjusted EBITDA margin was 15.6% in the fourth quarter of 2025 versus 15.1% in the comparable quarter of 2024.

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Harsco Rail

($ in millions)	Q4 2025	Q4 2024
Revenues	$56	$77
Operating income (loss) - GAAP	$(36)	$(32)
Adjusted EBITDA - non-GAAP	$(4)	$2
Adjusted EBITDA margin - non-GAAP	(8.1)%	2.4%

Harsco Rail revenues totaled $56 million in the fourth quarter of 2025, a 28% decrease over the prior-year quarter. This change is primarily attributable to lower equipment and aftermarket parts volumes. The segment's GAAP operating loss was $36 million and Adjusted EBITDA loss was $4 million in the fourth quarter of 2025. These figures compare with a GAAP operating loss of $32 million and Adjusted EBITDA of $2 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to the above-mentioned factors as well as a less favorable business mix.

Cash Flow
Net cash provided by operating activities was $38 million in the fourth quarter of 2025, compared with $36 million in the prior-year period. Adjusted free cash flow was $6 million in the fourth quarter of 2025, compared with $8 million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to higher capital spending, which was partially offset by favorable changes in working capital.

For the full-year 2025, net cash provided by operating activities totaled $101 million, compared with net cash provided by operating activities of $78 million in 2024. Adjusted free cash flow was $(15) million in 2024, compared with $(34) million in the prior year. The change in full-year adjusted free cash flow can be mainly attributed to lower pension contributions and working capital movements (including proceeds from the Company's accounts receivable facility), partially offset by higher capital spending.

Financial Statement Revision
The Company recently identified historic errors related to the measurement of certain aspects of the pension obligation associated with its U.K. pension plan. The errors were identified during a review of the pension plan in preparation for the potential buy-out of its liabilities by an insurance company. The relevant pension plan had been frozen decades ago and the measurement errors occurred prior to that time. The Company has estimated the cumulative net impact to the pension obligation to be approximately $18 million at the end of 2025. The plan remains fully funded and this additional obligation does not require funding requirements in the future. Additional information on the revision and the related financial impacts can be found in the Company’s 2025 Form 10-K.
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2026 Outlook
Given the pending sale of Clean Earth, the Company is providing guidance for only Harsco Environmental and Harsco Rail (the two businesses to exist within New Enviri following their spin-off into a new standalone publicly traded company in connection with the Clean Earth sale). Key business drivers for each segment are below, and in total, Proforma Adjusted EBITDA for New Enviri is anticipated to be approximately $140 million (at guidance range mid-point), or modestly below 2025 due to weaker demand in Rail. Cash generation for these businesses is projected to improve in 2026, although overall free cash flow will remain muted given the cash burden of Rail's existing ETO (engineered to order) contracts in the short term. Actions to reduce SG&A and operational expenses as well as manage the Company's ETO risk and exposure in Harsco Rail are ongoing.

Harsco Environmental Adjusted EBITDA of $170 million to $180 million, which is modestly above prior-year results at the range mid-point. Higher services and products demand, new sites and improvement initiatives are expected to be offset by site exits and the fact that certain 2025 items are not anticipated to repeat in 2026 (such as the recovery of certain sales tax expenses in Brazil).

Harsco Rail Adjusted EBITDA of $(26) million to $(19) million, which is below 2025 results as a result of lower standard equipment and contracted services demand and related manufacturing inefficiencies, partially offset by cost-out activities and benefits.

Beginning with the first quarter of 2026, the Company will revise its calculation of reported Adjusted EBITDA for external reporting to add stock-based compensation costs, a non-cash item, to other items that are added back to GAAP net income for purposes of calculating Adjusted EBITDA. This change better aligns the Company's definition of Adjusted EBITDA with its credit agreement and facilitates comparison with many peers. Guidance provided above for Harsco Environmental and Harsco Rail is on a like-for-like basis and does not consider the impact of this change.

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the expected timing, completion and effects of the transactions contemplated by the Merger Agreement and the Separation Agreement, including the sale of Clean Earth and the spin-off of New Enviri; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings, including those under "2026 Outlook". Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to complete the transactions contemplated by the Merger Agreement and the Separation Agreement on the terms expected, in a timely matter or at all; (2) the possibility that the Merger and the Separation of Clean Earth may not ultimately achieve the expected benefits; (3) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (4) the Company’s inability to comply with applicable environmental laws and regulations; (5) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (6) various economic, business, and regulatory risks associated with the waste management industry; (7) the seasonal nature of the Company's business; (8) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (9) the outcome of any disputes with customers, contractors and subcontractors; (10) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (11) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (12) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (13) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (14) the
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Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (15) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (16) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (17) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (18) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (19) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (20) liability for and implementation of environmental remediation matters; (21) product liability and warranty claims associated with the Company’s operations; (22) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (23) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (24) tax liabilities and changes in tax laws; (25) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (26) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings (loss) per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings (loss) per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency
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forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

Additional Information and Where to Find It
In connection with the proposed sale of Clean Earth and the contemplated spin-off of New Enviri, the Company and New Enviri will be filing documents with the SEC, including preliminary and definitive proxy statements of the Company relating to the proposed transaction and a registration statement relating to the shares of New Enviri. The definitive proxy statement will be mailed to the Company's shareholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement, the registration statement or any other document that may be filed by the Company or New Enviri with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company's shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in the Company's proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC's website at www.sec.gov or on the Company's website at www.enviri.com.

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Participants in Solicitation
The Company, its directors, and certain of its respective executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC by the Company related to the proposed transaction. Information about the directors and executive officers of the Company and their ownership of shares of Company common stock and other securities of the Company can be found in the sections entitled “Non-Employee Director Compensation”, “Share Ownership of Directors, Management and Certain Beneficial Owners”, “Compensation Discussion & Analysis”, “Discussion and Analysis of 2024 Compensation”, “Termination or Change of Control Arrangements”, “Equity Compensation Plan Information as of December 31, 2024” included in the Company’s proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on March 12, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by the Company’s directors and executive officers; and in other documents subsequently filed by the Company with the SEC. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC's website at www.sec.gov or on the Company's website at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues from continuing operations:
Service revenues	$501,565	$477,841	$1,988,144	$1,977,781
Product revenues	54,817	81,084	252,214	365,356
Total revenues	556,382	558,925	2,240,358	2,343,137
Costs and expenses from continuing operations:
Cost of services sold	390,148	400,931	1,547,681	1,563,391
Cost of products sold	80,831	88,410	265,574	340,719
Selling, general and administrative expenses	104,100	92,625	382,005	359,388
Research and development expenses	710	1,269	3,050	3,961
Property, plant and equipment impairment charge	411	23,444	7,797	23,444
Goodwill and other intangible asset impairment charge	—	13,026	—	15,866
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	—	—	(10,478)
Other expense (income), net	13,483	1,677	30,002	5,437
Total costs and expenses	589,683	621,382	2,236,109	2,312,423
Operating income (loss) from continuing operations	(33,301)	(62,457)	4,249	30,714
Interest income	715	682	2,191	6,795
Interest expense	(28,435)	(27,348)	(110,962)	(112,217)
Facility fees and debt-related income (expense)	(2,923)	(2,578)	(10,662)	(11,265)
Defined benefit pension income (expense)	(5,389)	(4,349)	(21,635)	(17,607)
Income (loss) from continuing operations before income taxes and equity in income	(69,333)	(96,050)	(136,819)	(103,580)
Income tax benefit (expense) from continuing operations	(16,570)	13,828	(22,986)	(16,834)
Equity in income (loss) of unconsolidated entities, net	44	74	155	(10)
Income (loss) from continuing operations	(85,859)	(82,148)	(159,650)	(120,424)
Discontinued operations:
Income (loss) from discontinued businesses	(1,429)	(1,010)	(5,494)	(5,297)
Income tax benefit (expense) from discontinued businesses	374	270	1,435	1,382
Income (loss) from discontinued operations, net of tax	(1,055)	(740)	(4,059)	(3,915)
Net income (loss)	(86,914)	(82,888)	(163,709)	(124,339)
Less: Net loss (income) attributable to noncontrolling interests	(678)	(814)	(3,892)	(5,312)
Net income (loss) attributable to Enviri Corporation	$(87,592)	$(83,702)	$(167,601)	$(129,651)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(86,537)	$(82,962)	$(163,542)	$(125,736)
Income (loss) from discontinued operations, net of tax	(1,055)	(740)	(4,059)	(3,915)
Net income (loss) attributable to Enviri Corporation common stockholders	$(87,592)	$(83,702)	$(167,601)	$(129,651)

Weighted-average shares of common stock outstanding	81,216	80,216	80,712	80,118
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(1.07)	$(1.03)	$(2.03)	$(1.57)
Discontinued operations	$(0.01)	$(0.01)	(0.05)	(0.05)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(1.08)	$(1.04)	$(2.08)	$(1.62)

Diluted weighted-average shares of common stock outstanding	81,216	80,216	80,712	80,118
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(1.07)	$(1.03)	$(2.03)	$(1.57)
Discontinued operations	$(0.01)	$(0.01)	(0.05)	(0.05)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(1.08)	$(1.04)	$(2.08)	$(1.62)

(a)	Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31 2025	December 31 2024
ASSETS
Current assets:
Cash and cash equivalents	$103,671	$88,359
Restricted cash	21,677	1,799
Trade accounts receivable, net	267,439	262,067
Other receivables	46,930	40,439
Inventories	180,548	183,059
Current portion of contract assets	26,968	59,881
Prepaid expenses	61,996	62,435
Other current assets	11,452	14,880
Total current assets	720,681	712,919
Property, plant and equipment, net	699,664	664,292
Right-of-use assets, net	132,323	88,912
Goodwill	758,680	739,758
Intangible assets, net	273,088	298,438
Retirement plan assets	55,743	57,622
Deferred income tax assets	11,419	17,453
Other assets	57,073	55,117
Total assets	$2,708,671	$2,634,511
LIABILITIES
Current liabilities:
Short-term borrowings	$11,490	$8,144
Current maturities of long-term debt	25,874	21,004
Accounts payable	239,650	214,689
Accrued compensation	67,331	63,686
Income taxes payable	4,083	6,093
Reserve for forward losses on contracts	61,037	54,320
Current portion of advances on contracts	7,982	13,265
Current portion of operating lease liabilities	30,077	26,001
Derivative liabilities	20,839	1,284
Other current liabilities	165,661	158,194
Total current liabilities	634,024	566,680
Long-term debt	1,530,309	1,410,718
Retirement plan liabilities	26,208	27,019
Operating lease liabilities	104,654	64,805
Environmental liabilities	38,256	46,585
Deferred tax liabilities	21,689	32,529
Other liabilities	57,944	56,509
Total liabilities	2,413,084	2,204,845
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	149,519	146,844
Additional paid-in capital	273,436	255,102
Accumulated other comprehensive loss	(514,481)	(537,385)
Retained earnings	1,211,234	1,378,835
Treasury stock	(864,646)	(851,881)
Total Enviri Corporation stockholders’ equity	255,062	391,515
Noncontrolling interests	40,525	38,151
Total equity	295,587	429,666
Total liabilities and equity	$2,708,671	$2,634,511

                                                14

ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(86,914)	$(82,888)	$(163,709)	$(124,339)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	39,681	36,804	153,382	148,329
Amortization	7,854	7,382	30,575	31,471
Deferred income tax (benefit) expense	10,374	(17,995)	(3,892)	(13,153)
Equity in (income) loss of unconsolidated entities, net	(44)	(74)	(155)	10
Dividends from unconsolidated entities	153	117	230	321
Right-of-use assets	8,022	7,859	31,350	31,546
Property, plant and equipment impairment charge	411	23,444	7,797	23,444
Intangible asset impairment charge	—	13,026	—	15,866
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	—	—	(10,478)
Stock-based compensation	5,502	3,610	21,009	16,650
Other, net	(2,912)	28	(9,016)	(13,924)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	12,876	42,416	10,195	45,372
Inventories	15,731	9,529	8,129	(7,642)
Contract assets	26,183	3,511	31,551	(11,412)
Accounts payable	(6,408)	(22,459)	7,158	(15,038)
Accrued interest payable	6,834	4,679	(297)	(413)
Accrued compensation	5,832	935	312	(12,477)
Advances on contracts and other customer advances	747	(2,764)	(16,714)	(13,210)
Operating lease liabilities	(7,894)	(7,604)	(31,121)	(30,945)
Retirement plan liabilities, net	4,066	1,060	18,704	(5,262)
Other assets and liabilities	(1,695)	15,676	5,919	12,652
Net cash (used) provided by operating activities	38,399	36,292	101,407	78,063
Cash flows from investing activities:
Purchases of property, plant and equipment	(48,863)	(34,497)	(141,279)	(136,591)
Proceeds from sale of businesses, net	—	(34)	—	57,633
Proceeds from sales of assets	3,957	4,578	9,772	17,057
Expenditures for intangible assets	(67)	(128)	(181)	(1,309)
Proceeds from note receivable	—	—	—	17,023
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(13,870)	18,247	(18,189)	12,114
Net cash (used) provided by investing activities	(58,843)	(11,834)	(149,877)	(34,073)
Cash flows from financing activities:
Short-term borrowings, net	(267)	(3,216)	3,189	(6,198)
Borrowings and repayments under Revolving Credit Facility, net	37,000	(30,000)	119,000	(15,000)
Borrowings related to refinancing of Revolving Credit Facility	—	—	—	107,557
Repayments related to refinancing of Revolving Credit Facility	—	—	—	(107,557)
Repayments of Term Loan	(1,250)	(1,250)	(5,000)	(5,000)
Cash paid for finance leases and other long-term debt	(5,290)	(3,337)	(19,476)	(13,609)
Proceeds from other long-term debt	—	—	566	—
Purchase of noncontrolling interests	—	(1,197)	—	(1,197)
Contributions from noncontrolling interests	—	—	—	874
Dividends paid to noncontrolling interests	(3,377)	(1,131)	(3,377)	(17,095)
Stock-based compensation - Employee taxes paid	(11,208)	(339)	(12,764)	(1,885)
Deferred financing costs	(1,818)	(525)	(1,818)	(4,290)
Net cash (used) provided by financing activities	13,790	(40,995)	80,320	(63,400)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	983	(6,437)	3,340	(15,046)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(5,671)	(22,974)	35,190	(34,456)
Cash and cash equivalents, including restricted cash, at beginning of period	131,019	113,132	90,158	124,614
Cash and cash equivalents, including restricted cash, at end of period	$125,348	$90,158	$125,348	$90,158
                                                15

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	December 31, 2025		December 31, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$257,165	$14,619	$240,316	$(41,042)
Clean Earth	243,666	18,982	241,136	21,065
Harsco Rail	55,551	(35,556)	77,473	(31,760)
Corporate	—	(31,346)	—	(10,720)
Consolidated Totals	$556,382	$(33,301)	$558,925	$(62,457)

	Twelve Months Ended
	December 31, 2025		December 31, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,019,411	$42,177	$1,111,512	$32,013
Clean Earth	973,853	91,662	940,337	92,648
Harsco Rail	247,094	(57,377)	291,288	(59,555)
Corporate	—	(72,213)	—	(34,392)
Consolidated Totals	$2,240,358	$4,249	$2,343,137	$30,714

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share amounts)	2025	2024	2025	2024
Income (loss) from continuing operations, net of tax, as reported	$(86,537)	$(82,962)	$(163,542)	$(125,736)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)(b)	25,434	12,814	32,463	32,733
Change in inventory provision (b)	4,162	4,716	4,162	4,716
Charge for environmental matter (b)	5,000	27,200	5,000	27,200
Strategic costs (c)(h)	15,064	1,484	25,322	4,137
Goodwill and other intangible asset impairment charge (d)	—	13,026	—	15,866
Plant, property and equipment impairment charge (e)(h)	—	25,365	—	25,365
Remeasurement of long-lived assets (f)	—	—	—	10,695
Gain on sale of businesses, net (g)	—	—	—	(10,478)
Employee termination benefit and related costs (h)	—	—	9,330	—
Net gain on sale of assets (h)	—	—	—	(3,281)
Net gain on lease incentive (h)	—	—	—	(451)
Contract termination charge (c)	—	5,049	(3,352)	5,049
Site exit costs (e)(h)	411	—	10,692	—
Accelerated stock-based compensation expense (c)	6,922	—	6,922	—
Gain on note receivable (i)	—	—	—	(2,686)
Income tax impact from adjustments above (j)	10,712	(14,952)	4,339	(10,851)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(18,832)	(8,260)	(68,664)	(27,722)
Acquisition amortization expense, net of tax (k)	5,148	4,845	20,234	20,822
Adjusted income (loss) from continuing operations, net of tax	$(13,684)	$(3,415)	$(48,430)	$(6,900)

Diluted weighted average shares of common stock outstanding	81,216	80,216	80,712	80,118
Diluted earnings (loss) per share from continuing operations, as reported (l)	$(1.07)	$(1.03)	$(2.03)	$(1.57)
Adjusted diluted earnings (loss) per share from continuing operations (l)	$(0.17)	$(0.04)	$(0.60)	$(0.09)

                                                17

(a)
Classified in Total revenues and includes a $0.4 million decrease and an $11.8 million increase for the three and twelve months ended December 31, 2025, respectively, and a $7.9 million decrease for the twelve months ended December 31, 2024 related to adjustments for certain Harsco Rail contracts.

(b)
Classified in Cost of services and products sold and includes $25.0 million and $44.3 million for the three and twelve months ended December 31, 2025, respectively, and $12.8 million and $24.8 million for the three and twelve months ended December 31, 2024, respectively, related to adjustments for certain Harsco Rail contracts.

(c)	Classified in Selling, general and administrative expenses.
(d)	Classified in Goodwill and other intangible asset impairment charge.
(e)	Classified in Property, plant and equipment impairment charge.
(f)	Classified in Remeasurement of long-lived assets.
(g)	Classified in Gain on sale of businesses, net.
(h)	Classified in Other expense (income), net.
(i)	Classified in Interest income within non-operating activities.
(j)	Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(k)
Pre-tax acquisition amortization expense was $6.8 million and $26.6 million for the three and twelve months ended December 31, 2025, respectively, and $6.4 million and $27.3 million for the three and twelve months ended December 31, 2024.

(l)	Amounts above are rounded and recalculation may not yield precise results.

                                                18

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2025:
Operating income (loss), as reported	$14,619	$18,982	$(35,556)	$(31,346)	$(33,301)
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	25,434	—	25,434
Strategic costs	—	—	—	15,064	15,064
Charge for environmental matter	5,000	—	—	—	5,000
Accelerated stock-based compensation	—	2,473	—	4,449	6,922
Change in inventory provision	—	—	4,162	—	4,162
Site exit costs	411	—	—	—	411
Operating income (loss), excluding unusual items	20,030	21,455	(5,960)	(11,833)	23,692
Depreciation	27,566	10,674	1,230	211	39,681
Amortization	564	5,949	241	—	6,754
Adjusted EBITDA	$48,160	$38,078	$(4,489)	$(11,622)	$70,127
Revenues, as reported	$257,165	$243,666	$55,551		$556,382
Adjusted EBITDA margin (%)	18.7%	15.6%	(8.1)%		12.6%

Three Months Ended December 31, 2024:
Operating income (loss), as reported	$(41,042)	$21,065	$(31,760)	$(10,720)	$(62,457)
Strategic costs	—	—	—	1,484	1,484
Charge for environmental matter	27,200	—	—	—	27,200
Property, plant and equipment impairment charge	23,444	—	1,921	—	25,365
Contract termination charge	5,049	—	—	—	5,049
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	12,814	—	12,814
Goodwill and other intangible asset impairment charge	—	—	13,026	—	13,026
Change in inventory provision	—	—	4,716	—	4,716
Operating income (loss), excluding unusual items	14,651	21,065	717	(9,236)	27,197
Depreciation	25,963	9,493	1,054	294	36,804
Amortization	543	5,829	67	—	6,439
Adjusted EBITDA	$41,157	$36,387	$1,838	$(8,942)	$70,440
Revenues, as reported	$240,316	$241,136	$77,473		$558,925
Adjusted EBITDA margin (%)	17.1%	15.1%	2.4%		12.6%

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2025:
Operating income (loss), as reported	$42,177	$91,662	$(57,377)	$(72,213)	$4,249
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	32,463	—	32,463
Strategic costs	—	—	—	25,322	25,322
Employee termination and related costs	6,852	562	1,916	—	9,330
Contract termination charge	(3,352)	—	—	—	(3,352)
Site exit costs	10,692	—	—	—	10,692
Charge for environmental matter	5,000	—	—	—	5,000
Accelerated stock-based compensation	—	2,473	—	4,449	6,922
Change in inventory provision	—	—	4,162	—	4,162
Operating income (loss), excluding unusual items	61,369	94,697	(18,836)	(42,442)	94,788
Depreciation	108,168	39,778	4,464	972	153,382
Amortization	2,242	23,644	713	—	26,599
Adjusted EBITDA	$171,779	$158,119	$(13,659)	$(41,470)	$274,769
Revenues, as reported	$1,019,411	$973,853	$247,094		$2,240,358
Adjusted EBITDA margin (%)	16.9%	16.2%	(5.5)%		12.3%

Twelve Months Ended December 31, 2024:
Operating income (loss), as reported	$32,013	$92,648	$(59,555)	$(34,392)	$30,714
Remeasurement of long-lived assets	—	—	10,695	—	10,695
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	32,733	—	32,733
Strategic costs	—	—	—	4,137	4,137
Property, plant and equipment impairment charge	23,444	—	1,921	—	25,365
Contract termination charge	5,049	—	—	—	5,049
Charge for environmental matter	27,200	—	—	—	27,200
Net gain on sale of assets	—	—	—	(3,281)	(3,281)
Goodwill and other intangible asset impairment charge	2,840	—	13,026	—	15,866
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Gain on sale of businesses, net	(10,029)	—	—	(449)	(10,478)
Change in inventory provision	—	—	4,716	—	4,716
Operating income (loss), excluding unusual items	80,066	92,648	3,536	(33,985)	142,265
Depreciation	109,756	33,840	3,478	1,255	148,329
Amortization	3,068	23,976	224	—	27,268
Adjusted EBITDA	$192,890	$150,464	$7,238	$(32,730)	$317,862
Revenues, as reported	$1,111,512	$940,337	$291,288		$2,343,137
Adjusted EBITDA margin (%)	17.4%	16.0%	2.5%		13.6%
                                                20

NEW ENVIRI RECONCILIATION OF PROFORMA PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROFORMA PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (a) (Unaudited)

(Amounts in millions)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Projected Twelve Months Ending December 31, 2026
Proforma operating income (loss)	52	(29)	(17)	6
Depreciation	121	6	1	128
Amortization	2	1	—	2
Stock-based compensation	—	—	4	4
Proforma adjusted EBITDA	$175	$(23)	$(12)	$141
Proforma revenues	$1,010	$224		$1,234
Adjusted EBITDA margin (%)	17.3%	(10.0)%		11.4%

(a)	Proforma projections include current expectations for Harsco Environmental and Harsco Rail in 2026 and estimated full year Corporate costs, adjusted for stock-based compensation, assuming the sale of Clean Earth occurred at the beginning of the year.
                                                21

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(85,859)	$(82,148)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(44)	(74)
Income tax expense (benefit) from continuing operations	16,570	(13,828)
Defined benefit pension expense (income)	5,389	4,349
Facility fees and debt-related expense (income)	2,923	2,578
Interest expense	28,435	27,348
Interest income	(715)	(682)
Depreciation	39,681	36,804
Amortization	6,754	6,439

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	25,434	12,814
Strategic costs	15,064	1,484
Charge for environmental matter	5,000	27,200
Goodwill and other intangible asset impairment charge	—	13,026
Contract termination charge	—	5,049
Site exit costs	411	—
Change in inventory provision	4,162	4,716
Plant, property and equipment impairment charge	—	25,365
Accelerated stock-based compensation	6,922	—
Consolidated Adjusted EBITDA	$70,127	$70,440

                                                22

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended December 31
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(159,650)	$(120,424)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(155)	10
Income tax expense (benefit) from continuing operations	22,986	16,834
Defined benefit pension expense	21,635	17,607
Facility fee and debt-related expense	10,662	11,265
Interest expense	110,962	112,217
Interest income	(2,191)	(6,795)
Depreciation	153,382	148,329
Amortization	26,599	27,268

Unusual items:
Change in provision for forward losses and other contract-related costs	32,463	32,733
Remeasurement of long-lived assets	—	10,695
Strategic costs	25,322	4,137
Net gain on sale of assets	—	(3,281)
Adjustment to net gain on lease incentive	—	(451)
Property, plant and equipment impairment charge	—	25,365
Change in inventory provision	4,162	4,716
Charge for environmental matter	5,000	27,200
Goodwill and other intangible asset impairment charge	—	15,866
Gain on sale of businesses, net	—	(10,478)
Employee termination and related costs	9,330	—
Contract termination charge	(3,352)	5,049
Site exit costs	10,692	—
Accelerated stock-based compensation	6,922	—
Adjusted EBITDA	$274,769	$317,862

                                                23

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2025	2024	2025	2024
Net cash provided (used) by operating activities	$38,399	$36,292	$101,407	$78,063
Less capital expenditures	(48,863)	(34,497)	(141,279)	(136,591)
Less expenditures for intangible assets	(67)	(128)	(181)	(1,309)
Plus capital expenditures for strategic ventures (a)	134	918	1,463	3,095
Plus total proceeds from sales of assets (b)	3,957	4,578	9,772	17,057
Plus transaction-related expenditures and incremental payments for long-term incentive plan (c)	12,855	364	13,596	5,842
Adjusted free cash flow	$6,415	$7,527	$(15,222)	$(33,843)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The twelve months ended December 31, 2024 also included asset sales by Corporate.
(c)	Includes expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate, in addition to incremental payments made to certain employees as part of the Company's long-term incentive plan.

                                                24

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals
Twelve Months Ended December 31, 2025:
Net cash provided (used) by operating activities	$124,729	$159,167	$(47,203)	$(135,286)	$101,407
Less capital expenditures	(84,494)	(49,459)	(7,117)	(209)	(141,279)
Less expenditures for intangible assets	—	(181)	—	—	(181)
Plus capital expenditures for strategic ventures (a)	1,463	—	—	—	1,463
Plus total proceeds from sales of assets (b)	8,547	849	374	2	9,772
Plus transaction-related expenditures and incremental payments for long-term incentive plan (c)	—	1,524	—	12,072	13,596
Adjusted free cash flow	$50,245	$111,900	$(53,946)	$(123,421)	$(15,222)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The twelve months ended December 31, 2024 also included asset sales by Corporate.
(c)
Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate. The twelve months ended December 31, 2025 includes payments made to certain employees as part of the Company's long-term incentive plan.

                                                25